UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 25, 2019 (April 25, 2019)

WESTINGHOUSE AIR BRAKE
TECHNOLOGIES CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other Jurisdiction
of Incorporation)

033-90866	25-1615902
(Commission File No.)	(I.R.S. Employer Identification No.)
1001 Air Brake Avenue Wilmerding, Pennsylvania	15148
(Address of Principal Executive Offices)	(Zip Code)

(412) 825-1000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2019, Rafael O. Santana was named as president and chief executive officer of Westinghouse Air Brake Technologies Corporation (“Wabtec”) and elected to serve as a member of Wabtec’s board of directors, each effective July 1, 2019. Mr. Santana will join the class of directors whose term expires in 2020.

Santana, age 47, led Wabtec’s Freight Segment since its acquisition on February 25, 2019.  Previously, he served as president and chief executive officer of G E Transportation. Before assuming that role in November 2017, Santana held several global leadership positions since joining General Electric Company in 2000.

The initial terms of Mr. Santana’s annual compensation will be:

•	an annual salary of $1,000,000
•	a target annual bonus opportunity of 100% of his salary, with a maximum annual bonus opportunity of 225%
•	an annual equity award grant, subject to the approval of Wabtec’s Compensation Committee, with aggregate grant date fair market value of approximately $2,000,000

He also will be entitled to customary benefits, which for the first year will be comparable in the aggregate to what he received at GE Transportation, and severance benefits initially equal to $3.5 million plus prorated participation in Wabtec’s three-year long term incentive plans if he is terminated by Wabtec without cause or he resigns in connection with certain material changes in his employment.

Raymond T. Betler will step down from his position as Wabtec’s chief executive officer and a member of its board of directors, effective July 1, 2019. Betler will receive $5,000,000 (two times the sum of his annual salary and his targeted 2018 bonus, as provided in his existing employment continuation agreement), accelerated vesting of his outstanding stock option and restricted stock awards, eligibility to receive a pro-rated award of performance units and continued participation in Wabtec’s healthcare plans for 24 months.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

	By:	/s/ David L. DeNinno
David L. DeNinno
Executive Vice President, General Counsel and Secretary

Date: April 25, 2019